SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report: June 24, 1997
Date of earliest event reported: June 15, 1997


                     American Physicians Service Group, Inc.
             (Exact name of registrant as specified in its charter)


        Texas                        0-11453                     75-1458323
    ---------------            ----------------------          ----------------
    (State of                 (Commission File Number)          IRS Employer
     Incorporation)                                           Identification No.



               1301 Capital of Texas Highway, Austin, Texas 78746
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (512) 328-0888
                                 ---------------
              (Registrant=s telephone number, including area code)




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Item 2. Acquisition or Disposition of Assets.

Pursuant to the terms of that certain Mutual Termination Agreement (the "Agreement") entered into June 15, 1997 between American Physicians Service Group, Inc. ("APS"), Syntera Technologies, Inc., formerly known as APS Systems, Inc., ("Syntera") and International Software Solutions Inc. ("ISSI"), the parties agreed to terminate the Joint Development Agreement which they had entered into July 1, 1996. Syntera, an affiliate of APS since July 1996 and a wholly owned subsidiary of APS prior to that, provides practice management software to medical universities, large group practices and physician/hospital organizations.

Under the Agreement, ISSI relinquished its 15% ownership interest in Syntera and any rights to acquire any further interest in Syntera, and the parties released each other from their various contractual obligations and from any claims or causes of action they might have against one another.

The parties to the agreement announced that Syntera would discontinue development of new software products, would not pursue additional sales of its existing software products and would end its participation in the practice management software business by the year 2002, or when all existing Syntera clients have migrated off their current Syntera software, whichever occurs first. These actions were taken as a result of the determination that Syntera could not be expected to be profitable in the future without substantial additional investment.

Syntera was not consolidated with APS at December 31, 1996, but represented less than 10% of the total assets of APS at December 31, 1995 and 1994. Syntera had a pretax loss for the year ended December 31, 1996 of approximately $168,000. For the years ended December 31, 1995 and 1994, the pretax earnings of Syntera represented 14% and 20%, respectively, of APS's earnings from continuing operations before income taxes. As a result of the phase-out of Syntera, APS will take a charge to earnings in 1997 of approximately $1,150,000 before income taxes, which includes the estimated cost of employee severance packages through the close of operations and the write off of software under development.



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Item 7. Financial Statements and Exhibits.
        ---------------------------------
(a)     Financial statements of businesses acquired.
        -------------------------------------------
        Not required.

(b)     Pro forma financial information.
        -------------------------------
        Not required.

(c)     Exhibits.
        --------

        Exhibit
        Number                          Description
        -------                         -----------
         10.30 Mutual Termination Agreement, by and between American Physicians Service Group, Inc., Syntera Technologies, Inc. and International Software Solutions, Inc.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN PHYSICIANS SERVICE GROUP, INC.


Date: June 20, 1997                     By:     ________________________
                                                  W.H. Hayes
                                                  Chief Financial Officer

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